UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 27, 2005

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)


New York
(State or other jurisdiction of incorporation)

0-2892
(Commission File Number)

13-1803974
(I.R.S. Employer Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive offices)

07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__  Written communications pursuant to Rule 425 under the Securities
Act
__  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



Item 2.02.  Results of Operations and Financial Condition

On September 27, 2005, The Dewey Electronics Corporation (the
"Company") announced preliminary financial results for the fiscal year ended June 30, 2005. The Company's press release is attached as
Exhibit 99.1.

Item 9.01.  Exhibits

99.1  Press Release of the Company dated September 27, 2005.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE DEWEY ELECTRONICS CORPORATION

Date: September 27, 2005         /s/ John H.D. Dewey
                                 John H. D. Dewey
                                 President and Chief Executive Officer





INDEX TO EXHIBITS

Exhibit Number                   Description

99.1           Press Release of The Dewey Electronics Corporation, dated
               September 27, 2005


Exhibit 99.1


OAKLAND, N.J., September 27, 2005 - The Dewey Electronics Corporation (OTCBB: DEWY) today announced preliminary financial results for the 2005 fiscal year ended June 30, 2005.

The Company expects to report revenue of approximately $6.2 million and a pre-tax loss of approximately $58,000 in fiscal year 2005, as compared to revenue of approximately $6.0 million with a pre-tax income of $242,086 in fiscal 2004.

Results are due primarily to a change in product mix as the Company has engaged in more research and development for the U.S. Army. Throughout fiscal 2005, the Company experienced a reduction in production orders from the U.S. Army for higher margin generator sets along with an increase in revenues from the lower margin research and development contracts.

About The Dewey Electronics Corporation

The Dewey Electronics Corporation, founded in 1955, is a diversified manufacturer of sophisticated electronic and electromechanical systems for the military. Visit our website at www.deweyelectronics.com.

This release contains forward-looking statements as defined in Section 21E of the Securities and Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expected results described in this release. Such forward-looking statements involve risks and uncertainties including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.